Exhibit 10.1

PURCHASE AGREEMENT

THIS AGREEMENT is made as of the 23rd day of November, 2015, by and between Bank of the James Financial Group, Inc. (the “Company”), a corporation organized under the laws of the Commonwealth of Virginia, with its principal offices at 828 Main Street, Lynchburg, Virginia 24504 and the purchaser whose name and address is set forth on the signature page hereof (the “Purchaser”).

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

SECTION 1. Authorization of Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the issuance and sale of up to 1,000,000 shares (the “Shares”) of common stock, $2.14 par value per share (the “Common Stock”), of the Company at a purchase price of $11.52 per Share.

SECTION 2. Agreement to Sell and Purchase the Shares. At the Closing (as defined in Section 3), subject to the terms and conditions of this Agreement, the Company will issue and sell to the Purchaser and the Purchaser will buy from the Company the number of Shares set forth on the signature page attached hereto at a purchase price of $11.52 per Share. The Company proposes to enter into the same form of purchase agreement with certain other investors (the “Other Purchasers”) and expects to complete sales of the Shares to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the “Purchasers,” and this Agreement and the purchase agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the “Agreements.” The term “Placement Agent” shall mean Raymond James & Associates, Inc.

Notwithstanding the foregoing, nothing in this Agreement shall be construed to permit or require the Purchaser to purchase a number of Shares that would cause the Purchaser, together with any other person whose Company securities would be aggregated with the Purchaser’s Company securities for purposes of any banking or securities regulation or law, to collectively be deemed to own, control or have the power to vote shares of Common Stock which would represent more than 4.9% of the shares of Common Stock outstanding (the “Ownership Limitation”). If, but for this sentence, the purchase of Shares at the Closing would otherwise cause the Purchaser to exceed the Ownership Limitation, then the number of Shares to be purchased by the Purchaser hereunder at the Closing shall be automatically reduced by the minimum amount necessary to ensure that the Ownership Limitation is not exceeded by the Purchaser at Closing (in which case the Purchaser’s aggregate purchase price shall be proportionately reduced).

SECTION 3. Delivery of the Shares at the Closing.

(a) The Common Stock is currently listed for trading on the NASDAQ Capital Market (the “NASDAQ”) and, as a result, the Company is subject to the NASDAQ Listing Rules. The Purchaser acknowledges that, pursuant to NASDAQ Listing Rule 5635(d), in the event the purchase price for the Shares is less than the greater of book or market value (as defined and calculated in accordance with NASDAQ Listing Rule 5635(d)) of the Common Stock, the Company will be required to obtain the approval of its shareholders (“Shareholder Approval”) prior to the issuance of any Shares hereunder in excess of 20% of the shares of Common Stock issued and outstanding immediately prior to the date of this Agreement (such excess number of Shares, the “Approval Shares”).

In the event Shareholder Approval is required for the issuance of the Approval Shares, the Purchaser acknowledges that the Company may conduct up to two closings (each, a “Closing”) to effect the issuance of all of the Shares subscribed for by the Purchasers under the Agreements. An initial Closing (the “Initial Closing”) shall occur as soon as practicable and as agreed to by the parties hereto, within three business days following the execution of the Agreements, or on such later date as the parties shall agree in writing, but not prior to the date that the conditions for Closing set forth below have been satisfied or waived by the appropriate party (the “Initial Closing Date”). If the Company determines that Shareholder Approval is not required for the issuance of any of the Shares, then at the Initial Closing, the Purchaser shall deliver, in immediately available funds, the purchase price for the aggregate number of Shares set forth on the signature page attached hereto by wire transfer to an account designated by the Company and the Company shall deliver to the Purchaser (or its designated custodian per its delivery instructions) one or more stock certificates or book-entry transfer registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the aggregate number of Shares set forth on the signature page attached hereto and bearing an appropriate legend (or the equivalent if such Shares are held in book entry form) referring to the fact that the Shares were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereof and Rule 506 thereunder.

If the Company determines that Shareholder Approval is required for the issuance of the Approval Shares, the Company or the Placement Agent shall promptly notify the Purchaser of such Shareholder Approval requirement and shall inform the Purchaser of the aggregate number of Shares set forth on the signature page attached hereto that the Purchaser shall purchase and the Company shall issue on the Initial Closing Date. In such event, the aggregate number of Shares that shall be purchased by the Purchasers and issued by the Company pursuant to the Agreements shall be reduced on a pro rata basis such that the aggregate number of the Shares issued to the Purchasers at the Initial Closing (such number of Shares, the “Initial Shares”) does not exceed 20% of the shares of Common Stock issued and outstanding immediately prior to the date of this Agreement.

If the Company receives Shareholder Approval for the issuance of the Approval Shares, assuming the conditions for Closing set forth below have been satisfied or waived by the appropriate party, a final Closing (the “Final Closing”) shall occur on or about the third business day after Shareholder Approval is obtained or on such other date after Shareholder Approval is obtained as the Company and the Placement Agent may agree (the “Final Closing Date”). On the Final Closing Date, the Purchaser shall deliver, in immediately available funds, the aggregate purchase price for the balance of the aggregate number of Shares set forth on the signature page attached hereto and not purchased by the Purchaser at the Initial Closing by wire transfer to an account designated by the Company and the Company shall deliver to the Purchaser (or its designated custodian per its delivery instructions) one or more stock certificates (or book-entry transfer) registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing such Shares and bearing an appropriate legend (or the equivalent if such Shares are held in book entry form) referring to the fact that the Shares were sold in reliance upon the exemption from registration under the Securities Act, provided by Section 4(a)(2) thereof and Rule 506 thereunder. For the avoidance of doubt, if the Company does not receive Shareholder Approval, only the Initial Shares shall be purchased by the Purchasers and issued by the Company pursuant to the terms of the Agreements.

The Company will promptly substitute one or more replacement stock certificates (or update the book-entry transfer) without the legend (or the equivalent if such Shares are held in book entry form) at such time as the registration statement filed by the Company pursuant to Section 7.1 hereof (the “Registration Statement”) becomes effective. The name(s) in which the stock certificates (or book-entry transfer) are to be registered are set forth in the Securities Certificate Questionnaire attached hereto as Appendix I.

Each Closing shall take place at the offices of Edmunds & Williams, P. C., 828 Main Street, 19th Floor, Lynchburg, Virginia 24504 or such other location as the parties shall agree in writing.

(b) The Company’s obligation to complete the purchase and sale of the Shares and deliver the stock certificates (or book-entry transfer) to the Purchaser at the Initial Closing and, if applicable, the Final Closing shall be subject to the following conditions, any one or more of which may be waived by the Company in writing:

(i) following the Purchaser’s receipt of its Shares, receipt by the Company of same-day funds in the full amount of the purchase price for the Shares being purchased at the applicable Closing;

(ii) concurrent completion of the purchases and sales under the Agreements with the Other Purchasers;

(iii) the accuracy of the representations and warranties made by the Purchasers and the fulfillment of any and all undertakings of the Purchasers prior to the Closing; and

(iv) if necessary for the Company to comply with NASDAQ Listing Rule 5635(d), the receipt of Shareholder Approval for the issuance of the Approval Shares at the Final Closing.

(c) The Purchaser’s obligation to accept delivery of such stock certificates (or book-entry transfer) and to pay for the Shares evidenced thereby shall be subject to the following conditions:

(i) each of the representations and warranties of the Company made herein shall be accurate in all respects as of the Initial Closing Date and, if applicable, the Final Closing Date;

(ii) the delivery to the Placement Agent on behalf of the Purchaser by counsel to the Company of a legal opinion in a form reasonably satisfactory to counsel for the Placement Agent;

(iii) receipt by the Purchaser of a certificate executed by the chief executive officer and the chief financial or accounting officer of the Company, dated as of the Initial Closing Date and, if applicable, the Final Closing Date, to the effect that the representations and warranties of the Company set forth herein are true and correct in all material respects (except to the extent that any of such representations and warranties is qualified by materiality or Material Adverse Effect, in such case, such representations and warranties shall be accurate in all respects) as of the date of this Agreement and as of such Initial Closing Date and, if applicable, such Final Closing Date and that the Company has complied in all material respects with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Initial Closing Date and, if applicable, such Final Closing Date;

(iv) the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to Closing;

(v) the Common Stock (a) shall be designated for listing and quotation on NASDAQ and (b) shall not have been suspended, as of the Initial Closing Date and, if applicable, the Final Closing Date, by the Securities and Exchange Commission (the “Commission”) or NASDAQ from trading on NASDAQ nor shall suspension by the Commission or NASDAQ have been threatened, as of the Initial Closing Date and, if applicable, the Final Closing Date, either (1) in writing by the Commission or NASDAQ or (2) by falling below the minimum listing maintenance requirements of NASDAQ;

(vi) the purchase of Shares by the Purchaser shall not (a) cause the Purchaser or any of its affiliates to violate any banking regulation, (b) require the Purchaser or any of its affiliates to file a prior notice under the Change in Bank Control Act (the “CIBC Act”), or otherwise seek prior approval of any banking regulator, (c) require the Purchaser or any of its affiliates to become a bank holding company or otherwise serve as a source of strength for the Company or any subsidiary or (d) cause the Purchaser, together with any other person whose Company securities would be aggregated with the Purchaser’s Company securities for purposes of any banking regulation or law, to collectively be deemed to own, control or have the power to vote securities which would represent more than 4.9% of any class of voting securities of the Company outstanding at such time;

(vii) since the date hereof, there shall not be any action taken, or any law, rule or regulation enacted, entered, enforced or deemed applicable to the Company or its subsidiaries, the Purchaser (or its affiliates) or the transactions contemplated by this Agreement, by any bank regulatory authority which imposes any restriction or condition on the Company or its subsidiaries or the Purchaser or any of its affiliates (other than such restrictions as are described in any passivity or anti-association commitments, as may be amended from time to time, entered into by the Purchaser) which the Purchaser determines, in its reasonable good faith judgment, is materially and unreasonably burdensome on the Company’s business following the Closing or on the Purchaser (or any of its affiliates) or would reduce the economic benefits of the transactions contemplated by this Agreement to the Purchaser to such a degree that the Purchaser would not have entered into this Agreement had such condition or restriction been known to it on the date hereof (any such condition or restriction, a “Burdensome Condition”), and, for the avoidance of doubt, any requirements to disclose the identities of limited partners, shareholders or non-managing members of the Purchaser or its affiliates or its investment advisers shall be deemed a Burdensome Condition unless otherwise determined by the Purchaser in its sole discretion; and

(viii) the Company will have entered into Agreements obligating Purchaser and Other Purchasers to purchase and Company to issue Shares having an aggregate purchase price of not less than $7,000,000 at the Initial Closing.

SECTION 4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

4.1. Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect (as defined in Section 4.5). The subsidiaries listed on Exhibit B hereto (the “Significant Subsidiaries”) are the Company’s only “significant subsidiaries,” as such term is defined in Rule 405 of the Securities Act and the rules and regulations promulgated thereunder (the “Securities Act Rules and Regulations”). Each of the Significant Subsidiaries is a direct or indirect wholly-owned subsidiary of the Company. Each of the Significant Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect (as defined below).

4.2. Reporting Company; Form S-1. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, except with respect to a Current Report on Form 8-K filed with the Commission on June 8, 2015 announcing the results of the Company’s 2015 Annual Meeting of Shareholders, the Purchaser has filed all reports required thereby to be filed since December 31, 2013 (the “SEC Filings”) on a timely basis. Provided none of the Purchasers is deemed to be an underwriter with respect to any shares, to the Company’s actual knowledge, there exist no facts or circumstances (including without limitation any required approvals or waivers or any circumstances that may delay or prevent the obtaining of accountant’s consents) that reasonably could be expected to prohibit or materially delay the preparation and filing of a registration statement on Form S-1 (or such other form which the Company is eligible to use at the time of such filing) that will be available for the resale of the Shares by the Purchaser.

4.3. Authorized Capital Stock. The Company had duly authorized and validly issued outstanding capitalization as set forth in the SEC Filings as of the date set forth therein; the issued and outstanding shares of the Company’s Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof contained in the SEC Filings. Except as disclosed in the SEC Filings, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. With respect to each of the Significant Subsidiaries (i) all the issued and outstanding shares of each Significant Subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (ii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of such Significant Subsidiary’s capital stock or any such options, rights, convertible securities or obligations. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares.

4.4. Issuance, Sale and Delivery of the Shares. The Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable and free and clear of all pledges, liens, restrictions and encumbrances (other than restrictions on transfer under state and/or federal securities laws), and will conform in all material respects to the description thereof set forth in the Incorporated Documents. No preemptive rights or other rights to subscribe for or purchase any shares of Common Stock of the Company exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement. No shareholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company’s intention to file the Registration Statement) to require the Company to register the sale of any capital stock owned by such shareholder under the Registration Statement. Except with respect to Shareholder Approval for the issuance of the Approval Shares, if required for compliance with NASDAQ Listing Rule 5635(d), no further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein. The Company understands that the Shares are being offered and sold in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Purchaser is relying upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Company set forth herein in order to determine the availability of such exemptions and the eligibility of the Company to issue the Shares. The Company irrevocably authorizes the Purchaser and the Placement Agent to produce this Agreement or a copy hereof to (i) any regulatory authority having jurisdiction over the Purchaser and its subsidiaries and (B) any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby, in each case, to the extent required by any court or governmental authority to which the Purchaser is subject, provided that the Purchaser provides the Company with prior written notice of such disclosure to the extent practicable and allowed by applicable law.

4.5. Due Execution, Delivery and Performance of this Agreement. The Company has full legal right, corporate power and authority to enter into the Agreements and perform the transactions contemplated hereby and thereby. Each of the Agreements has been duly authorized, executed and delivered by the Company. Each of the Agreements constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, conservatorship and supervisory powers of bank regulatory agencies generally, or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 7.8 of this Agreement may be limited by federal or state securities law or the public policy underlying such laws. The execution, delivery and performance of the Agreements by the Company and (assuming Shareholder Approval is obtained with respect to the issuance of the Approval Shares, if required for compliance with NASDAQ Listing Rule 5635(d)) the consummation of the transactions herein and therein contemplated will not violate any provision of the articles of incorporation or regulations of the Company or any organizational documents of any Significant Subsidiary and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or any Significant Subsidiary pursuant to the terms or provisions of, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under (i) any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary or their respective properties may be bound or affected and in each case that would have a Material Adverse Effect or (ii) any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Company or any Significant Subsidiary or any of their respective properties.

No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required for the Company’s execution and delivery of this Agreement or the Company’s consummation of the transactions contemplated by this Agreement, except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the Shares. For the purposes of this Agreement the term “Material Adverse Effect” shall mean a material adverse effect on the financial condition, business, prospects or results of operations of the Company and its subsidiaries, taken as a whole.

4.6. Accountants. Yount, Hyde & Barbour, P.C., which has expressed its opinion with respect to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, are registered independent public accountants as required by the Securities Act and the Securities Act Rules and Regulations and by the rules of the Public Accounting Oversight Board.

4.7. No Defaults or Consents. Neither the execution, delivery and performance of the Agreements by the Company nor (assuming Shareholder Approval is obtained with respect to the issuance of the Approval Shares, if required for compliance with NASDAQ Listing Rule 5635(d)) the consummation of any of the transactions contemplated hereby or thereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under this Agreement, except such defaults that individually or in the aggregate would not cause a Material Adverse Effect, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries or violate any provision of the charter or by-laws of the Company or any of its subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect.

4.8. Contracts. The material contracts to which the Company is a party have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company, enforceable by and against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, conservatorship and supervisory powers of bank regulatory agencies generally, or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws.

4.9. No Actions. There are no legal or governmental actions, suits or proceedings pending or, to the Company’s actual knowledge, threatened against the Company or any Significant Subsidiary before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic, or foreign, which actions, suits or proceedings, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and no labor disturbance by the employees of the Company exists or, to the Company’s actual knowledge, is imminent, that would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Significant Subsidiary is a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that might have a Material Adverse Effect.

4.10. Properties. Each of the Company and its subsidiaries has good and marketable title to all the properties and assets described as owned by it in the consolidated financial statements included in the SEC Filings, free and clear of all liens, mortgages, pledges, or encumbrances of any kind except (i) those, if any, reflected in such consolidated financial statements, or (ii) those that are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company or its subsidiaries. Each of the

Company and its subsidiaries hold its leased properties under valid and binding leases, the Company and any subsidiary owns or leases all such properties as are necessary to its operations as now conducted.

4.11. No Material Adverse Change. Since June 30, 2015 (i) there has not occurred any event that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (a) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (b) liabilities not required to be reflected in the Company’s financial statements pursuant to generally accepted accounting principles or required to be disclosed in filings made with the Commission.

4.12. Intellectual Property. The Company and each of its subsidiaries own, is licensed or otherwise possesses all rights to use, all patents, patent rights, inventions, know-how (including trade secrets and other unpatented or unpatentable or confidential information, systems, or procedures), trademarks, service marks, trade names, copyrights and other intellectual property rights (collectively, the “Intellectual Property”) material and necessary for the conduct of its business as described in the SEC Filings, except where the failure to own, license or otherwise possess all rights to use Intellectual Property would not reasonably be expected to have a Material Adverse Effect. No claims have been asserted against the Company or any subsidiary by any person with respect to the use of any such Intellectual Property or challenging the validity of any such Intellectual Property, other than claims which could not reasonably be expected to have a Material Adverse Effect.

4.13. Compliance. Neither the Company nor any of its subsidiaries has been advised, nor do any of them have any reason to believe, that it is (i) not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not have a Material Adverse Effect, (ii) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its subsidiaries under), nor has the Company or any of its subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any material contract (whether or not such default or violation has been waived), or (iii) in violation of any order of any court, arbitrator or governmental body having jurisdiction over the Company, its subsidiaries or their respective properties or assets, except, in the case of clauses (ii) or (iii), where such failure or violation would not have a Material Adverse Effect.

4.14. Taxes. The Company and each Significant Subsidiary has filed on a timely basis (giving effect to extensions) all required federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and none of the Company or any of its subsidiaries has actual knowledge of a tax deficiency that has been or might be asserted or threatened against it that could have a Material Adverse Effect. All tax liabilities accrued through the date hereof have been adequately reserved for on the books of the Company.

4.15. Transfer Taxes. On the Closing Date, all stock (or equivalent) transfer or other similar taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchaser hereunder will have been, fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

4.16. Investment Company. The Company is not, and after application of the proceeds of the sale of Shares, will not be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

4.17. Offering Materials. None of the Company, its directors or officers has distributed and none of them will distribute prior to the Closing Date any offering material in connection with the offering and sale of the Shares other than the investor presentation prepared in connection with the offering of the Shares (including all exhibits, supplements and amendments thereto and all information incorporated by reference therein, the “Investor Presentation”). The Company has not in the past nor will it hereafter take any action independent of the Placement Agent to sell, offer for sale or solicit offers to buy any securities of the Company that could result in the initial sale of the Shares not being exempt from the registration requirements of Section 5 of the Securities Act.

4.18. Insurance. The Company maintains insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect.

4.19. Additional Information. The information contained in the following documents, which the Placement Agent has furnished to the Purchaser, as of the dates thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading: (i) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014; (ii) the Company’s Definitive Proxy Statement for Annual Meeting of Shareholders held May 19, 2015; (iii) the Company’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2015, the fiscal quarter ended June 30, 2015, and the fiscal quarter ended September 30, 2015; (iv) the Company’s Current Reports on Form 8-K filed with the Commission on January 26, 2015, April 28, 2015, May 13, 2015, June 8, 2015, July 24, 2015, September 4, 2015, September 16, 2015, October 20, 2015, and October 21, 2015; (v) the Investor Presentation; and (vi) all other documents, if any, filed by the Company with the Commission since December 31, 2014 pursuant to the reporting requirements of the Exchange Act;.

4.20. SEC Filings. Each of the Company’s SEC Filings, and any document attached as an exhibit thereto (the “Incorporated Documents”), at the time it became effective or was filed with the Commission, as the case may be, complied in all material respects with the requirements of the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder (the “Exchange Act Rules and Regulations” and, together with the Securities Act Rules and Regulations, the “Rules and Regulations”). In the past 12 calendar months, the Company has filed all documents required to be filed by it prior to the date hereof with the Commission pursuant to the reporting requirements of the Exchange Act in a timely manner other than the Current Report on Form 8-K filed with the Commission on June 8, 2015 announcing the results of the Company’s 2015 Annual Meeting of Shareholders.

4.21. Bad Actor. None of the Company nor any predecessor entity, nor, to the Company’s knowledge, any affiliated issuer, director, general partner, managing member, executive officer, other officer of the Company participating in the offering of the Shares, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations set forth in Rule 506(e) under the Securities Act, and the Company has furnished to the Placement Agent a copy of any disclosures provided thereunder. The Company will notify the Placement Agent in writing, prior to the Closing Date, if any, of any Disqualification Event relating to any Company Covered Person not previously disclosed to the Placement Agent in accordance with this Section.

4.22. Price of Common Stock. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or resale of the Shares.

4.23. Non-Public Information. The information included in the Investor Presentation constitutes material, non-public information. Other than the material, non-public information included in the Investor Presentation, the Company confirms that neither it nor any of its officers or directors nor any other person acting on its or their behalf has provided, and it has not authorized the Placement Agent to provide, the Purchaser or its respective agents or counsel with any information that it believes constitutes or could reasonably be expected to constitute material, non-public information. On or before 9:00 a.m., New York City time, on the third business day after the date hereof, the Company shall file a Current Report on Form 8-K disclosing all material, non-public information previously disclosed to the Purchaser, including, without limitation, all material, non-public information included in the Investor Presentation and the material terms of the transactions contemplated by this Agreement, and attaching as an exhibit to such Form 8-K a form of this Agreement (including such exhibit, the “8-K Filing”). From and after the filing of the 8-K Filing, the Purchaser shall not be in possession of any material, non-public information received from the Company, any subsidiary or any of their respective officers, directors or employees or the Placement Agent. The Company shall not, and shall use its best efforts to cause each of its officers, directors, employees and agents not to, provide the Purchaser with any material nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Placement Agent. The Company understands and confirms that the Purchaser will rely on the representations and covenants set forth in this section in effecting transactions in securities of the Company.

4.24. Use of Purchaser Name. Except as otherwise required by applicable law or regulation, the Company shall not use the Purchaser’s name or the name of any of its affiliates or investment advisers in any advertisement, announcement, press release or other similar public communication unless it has received the prior written consent of the Purchaser for the specific use contemplated.

4.25. Related Party Transactions. No transaction has occurred between or among the Company, on the one hand, and its affiliates, officers or directors on the other hand, that is required to have been described under applicable securities laws in its Exchange Act filings and is not so described in such filings.

4.26. Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company that may reasonably be expected to create contingencies or liabilities that are not otherwise disclosed by the Company in its Exchange Act filings.

4.27. Governmental Permits, Etc. The Company and its subsidiaries have all franchises, licenses, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company as currently conducted, except where the failure to possess currently such franchises, licenses, certificates and other authorizations is not reasonably expected to have a Material Adverse Effect. Neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any such permit that, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

4.28. Financial Statements. The consolidated financial statements of the Company and the related notes and schedules thereto included in its Exchange Act filings since December 31, 2014 (i) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and (ii) fairly present the financial position, results of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries at the dates and for the periods specified therein, in all material respects. Such financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and all adjustments necessary for a fair presentation of results for such periods have been made; provided, however, that the unaudited financial statements are subject to normal year-end audit adjustments (which are not expected to be material) and do not contain all footnotes required under generally accepted accounting principles.

4.29. Bank Holding Company Act. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). The Company’s banking subsidiary, Bank of the James (the “Bank”), holds the requisite authority from the Virginia Bureau of Financial Institutions (the “VBFI”) to do business as a Virginia state bank and is a member of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). The Company and the Bank are in compliance in all material respects with all laws administered by VBFI, the Federal Reserve Board, the Federal Deposit Insurance Corporation (the “FDIC”) and any other federal authorities (together with the VBFI, the Federal Reserve Board, and the FDIC, the “Bank Regulatory Authorities”) with jurisdiction over the Company and the Bank, except for failures to be so in compliance that would not, individually or in the aggregate, have a Material Adverse Effect.

4.30. Deposit Accounts. The deposit accounts of the Bank are insured up to the maximum amount provided by the FDIC and no proceedings for the modification, termination or revocation of any such insurance are pending or threatened.

4.31. No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any order of the Federal Reserve Board (other than orders applicable to bank holding companies and their subsidiaries generally), or any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

4.32. Listing Compliance. The Company is in material compliance with the requirements of the NASDAQ for continued listing of the Common Stock thereon. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the NASDAQ, nor has the Company received any notification that the Commission or the NASDAQ is contemplating terminating such registration or listing. Assuming Shareholder Approval is obtained prior to the issuance of the Approval Shares, if required for compliance with NASDAQ Listing Rule 5635(d), the transactions contemplated by the Agreements will not contravene in any material respect the rules and regulations of the NASDAQ. The Company will comply with all requirements of the NASDAQ with respect to the issuance of the Shares and shall cause the Shares to be listed on the NASDAQ and listed on any other exchange on which the Common Stock is listed on or before the Initial Closing Date and, if applicable, with respect to the Approval Shares, the Final Closing Date.

4.33. Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) that are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and the Company’s principal financial officer or persons performing similar functions. The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated thereunder.

4.34. Foreign Corrupt Practices. Neither the Company, nor any Significant Subsidiary, nor, to the actual knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any Significant Subsidiary has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.35. ERISA. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA), other than those events as to which the thirty-day notice period is waived, has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not reasonably expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to result in the loss of such qualification.

4.36. Environmental Matters. To the Company’s actual knowledge, there has been no material storage, disposal, generation, manufacture, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the actual knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of its subsidiaries in material violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or that would require material remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind into such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have actual knowledge; the terms “hazardous wastes”, “toxic wastes”, “hazardous substances”, and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

4.37. Integration; Other Issuances of Shares. Neither the Company nor its subsidiaries or any affiliates, nor any Person acting on its or their behalf, has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Shares to such Purchaser for purposes of the Securities Act or of any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or its subsidiaries or affiliates take any action or steps that would require registration of the Shares offered hereby under the Securities Act or cause the offering of the Shares to be integrated with other securities offerings. Assuming the accuracy of the representations and warranties of Purchasers, the offer and sale of the Shares by the Company to the Purchasers pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

4.38. Application of Takeover Protections; Rights Agreements. The Company has not adopted any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Company and its Board of Directors have taken all action necessary to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s articles of incorporation or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise, which is or could become applicable to the Purchaser as a direct consequence of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Shares and the Purchaser’s ownership of the Shares.

4.39. OFAC. Neither the Company nor any subsidiary nor, to the Company’s actual knowledge, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly, directly or indirectly, use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, towards any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

4.40. Money Laundering Laws. The operations of each of the Company and any subsidiary are and have been conducted at all times in material compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and, to the Company’s knowledge, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any subsidiary with respect to the Money Laundering Laws is pending or threatened.

4.41. Compliance with Certain Banking Regulations. The Company has no actual knowledge of any facts and circumstances that would cause the Bank, in any material respect: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”; (ii) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act of 1970 (or otherwise known as the “Currency and Foreign Transactions Reporting Act”), the USA Patriot Act (or otherwise known as “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001”), any order issued with respect to anti-money laundering by OFAC or any other anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations as well as the provisions of all information security programs adopted by the Bank.

4.42. No Additional Agreements. Except as disclosed in that certain section entitled “Securities Authorized for Issuance Under Equity Compensation Plans” of the Company’s most recent proxy statement filed with the SEC on April 10, 2015, the Company has no other agreements or understandings (including, without limitation, side letters) with any Purchaser or other person to purchase Shares on terms more favorable to such Person than as set forth herein.

4.43. Reports, Registrations and Statements. Since January 1, 2014, the Company and the Bank have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Bank Regulatory Authorities and any other applicable federal or state securities or banking authorities, including, without limitation, all financial statements and financial information required to be filed by it under the Federal Deposit Insurance Act and the BHC Act. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” Except with respect to a Current Report on Form 8-K filed by the Company with the Commission on June 8, 2015 announcing the results of the Company’s 2015 Annual Meeting of Shareholders, all such Company Reports were filed on a timely basis or the Company or the applicable subsidiary, as applicable, received a valid extension of such time of filing and has filed any such Company Reports prior to the expiration of any such extension. As of their respective dates, the Company Reports complied in all material respects with all the rules and regulations promulgated by the Bank Regulatory Authorities and any other applicable foreign, federal or state securities or banking authorities, as the case may be.

4.44. Agreements with Regulatory Agencies. Neither the Company nor any subsidiary is subject to any cease-and-desist order or other similar order or enforcement action issued by, is a party to any written agreement, consent agreement, memorandum of understanding, commitment letter or similar agreement with, or is subject to any capital directive from, any governmental entity. In addition, since January 1, 2012, neither the Company nor any subsidiary has adopted any board resolutions at the request of any governmental entity the effect of which have not been disclosed in the risk factors attached hereto as Exhibit C, that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each such regulatory order, enforcement action, board resolutions or directive referred to in this Section 4.44, a “Regulatory Agreement”). In addition, neither the Company nor any subsidiary has been advised by any governmental entity that it is currently considering issuing, initiating, ordering or requesting a Regulatory Agreement.

4.45. Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

SECTION 5. Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to, and covenants with, the Company that:

5.1. Experience. (i) The Purchaser is knowledgeable, sophisticated and experienced in financial and business matters, in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and comparable entities, has the ability to bear the economic risks of an investment in the Shares and has reviewed carefully the Investor Presentation and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares; (ii) the Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the number of Shares set forth on the signature page attached hereto in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares (this representation and warranty not limiting the Purchaser’s right to sell pursuant to the Registration Statement or in compliance with the Securities Act and the Rules and Regulations, or, other than with respect to any claims arising out of a breach of this representation and warranty, the Purchaser’s right to indemnification under Section 7.8); (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, nor will the Purchaser engage in any short sale that results in a disposition of any of the Shares by the Purchaser, except in compliance with the Securities Act and the Rules and Regulations and any applicable state securities laws; (iv) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire attached hereto as part of Appendix I, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement and the Purchaser will notify the Company immediately of any material change in any such information provided in the Registration Statement Questionnaire until such time as the Purchaser has sold all of its Shares or until the Company is no longer required to keep the Registration Statement effective; (v) the Purchaser has, in connection with its decision to purchase the number of Shares set forth on the signature page attached hereto, relied solely upon the Investor Presentation and the representations and warranties of the Company contained herein has not relied on the Placement Agent or on any statements or other information provided by the Placement Agent concerning the Company or the terms of this offering; and (vi) the Purchaser is, and at the time the Purchaser was offered the Shares was, an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

5.2. Reliance on Exemptions. The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company and the Placement Agent (on behalf of its client) is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares. The Purchaser irrevocably authorizes the Company and the Placement Agent to produce this Agreement or a copy hereof to (i) any regulatory authority having jurisdiction over the Company and its subsidiaries and (B) any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby, in each case, to the extent required by any court or governmental authority to which the Company is subject, provided that the Company provides the Purchaser with prior written notice of such disclosure to the extent practicable and allowed by applicable law. If any of the representations deemed to have been made by it by its purchase of the Shares are no longer accurate prior to Closing, the Purchaser shall immediately notify the Company and the Placement Agent. If the Purchaser is acquiring the Shares as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing representations, acknowledgements and agreements on behalf of such account.

5.3. No Reliance on Placement Agent. The Purchaser acknowledges that the Placement Agent and its directors, officers, employees, representatives and controlling persons have no responsibility for making any independent investigation of the information contained in the Investor Presentation or the Company’s Exchange Act Filings and make no representation or warranty to the Purchaser, express or implied, with respect to the Company or the Shares or the accuracy, completeness or adequacy of the Investor Presentation, the Company’s Exchange Act Filings or any other publicly available information, nor shall any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to the Purchaser.

5.4. Confidentiality. Pursuant to the Confidentiality Agreement between Purchaser and Company, Purchaser has previously agreed to keep confidential all information concerning this private placement. The Purchaser understands that the information contained in the Investor Presentation is strictly confidential and proprietary to the Company and has been prepared from the Company’s publicly available documents and other information and is being submitted to the Purchaser solely for such Purchaser’s confidential use. The Purchaser agrees to use the information contained in the Investor Presentation for the sole purpose of evaluating a possible investment in the Shares and the Purchaser acknowledges that it is prohibited from reproducing or distributing the Investor Presentation, this Agreement, or any other offering materials or other information provided by the Company in connection with the Purchaser’s consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents, except to its financial, investment or legal advisors in connection with its proposed investment in the Shares, or to Other Purchasers subject to a similar duty of confidentiality with the Company, or as otherwise permitted pursuant to this Agreement. Further, the Purchaser understands that the existence and nature of all conversations and presentations, if any, regarding the Company and this offering must be kept strictly confidential in accordance with the Confidentiality Agreement. The Purchaser understands that the federal securities laws impose restrictions on trading based on information regarding this offering. In addition, the Purchaser hereby acknowledges that unauthorized disclosure of information regarding this offering may result in a violation of Regulation FD. The obligations under this Section 5.4 will terminate upon the issuance by the Company of a public announcement describing this offering, including, without limitation, the 8-K Filing. In addition to the above, the Purchaser shall maintain in confidence the receipt and content of any notice of a Suspension (as defined in Section 7.3 below). The foregoing agreements shall not apply to any information that is or becomes publicly available through no fault of the Purchaser, or that the Purchaser is legally required to disclose; provided, however, that if the Purchaser is requested or ordered to disclose any such information pursuant to any court or other government order or any other applicable legal procedure, it shall use commercially reasonable efforts to give prior written notice (unless prohibited by order, law, regulation or regulatory authority) to the Company within a reasonable time prior to such proposed disclosure so that Company may obtain at its own expense an appropriate protective order or confidential treatment.

5.5. Investment Decision. The Purchaser understands that nothing in the Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

5.6. Risk of Loss. The Purchaser understands that its investment in the Shares involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser’s purchase of the Shares, including those risk factors listed in Exhibit C attached hereto. The Purchaser understands that no representation is being made as to the future value or market price of the Common Stock.

5.7. Residency. The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s name on the signature pages hereto.

5.8. Organization; Validity; Enforcements. The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party or, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Purchaser, (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or the enforcement of creditor’s rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including, but not limited to, the indemnification provisions set forth in Section 7.8 of this Agreement, may be limited by federal or state securities laws or the public policy underlying such laws and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.

5.9. Short Sales. Since the time the Purchaser was first contacted by the Placement Agent, the Purchaser has not taken, and prior to the public announcement of the transaction after the Closing the Purchaser shall not take, any action that has caused or will cause the Purchaser to have, directly or indirectly, sold or agreed to sell any shares of Common Stock, effected any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock.

SECTION 6. Survival of Agreements; Non-Survival of Company Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants and agreements made by the Company and the Purchaser herein and in the certificates for the Shares (or book–entry transfer) delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor. Each Purchaser shall be responsible only for its own representations and warranties, agreements and covenants hereunder. The representations and warranties made by the Company and the Purchaser herein and in the certificates for the Shares (or book–entry transfer) delivered pursuant hereto shall survive for a period of eighteen months following the later of the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.

SECTION 7. Other Agreements of the Parties.

7.1 Shareholder Approval. If the Company is required to obtain Shareholder Approval prior to the issuance of the Approval Shares pursuant to NASDAQ Listing Rule 5635(d), the Company shall call a special meeting of its shareholders (the “Shareholders’ Meeting”) for the purpose of obtaining the Requisite Shareholder Vote (as defined below) and shall use its commercially reasonable efforts to cause such Shareholders’ Meeting to occur as promptly as reasonably practicable and in any event no later than 60 days after the Initial Closing Date. Pursuant to the Company’s Amended and Restated Articles of Incorporation and

applicable law, Shareholder Approval will be obtained if the votes cast by holders of the outstanding Common Stock voting in favor of the issuance of the Approval Shares exceed the votes cast by holders of the outstanding Common Stock voting against the issuance of the Approval Shares (the “Requisite Shareholder Vote”). Company’s management will use its best efforts to obtain (a) the Board’s recommendation to the shareholders for approval of the issuance of the Approval Shares, and (b) the Requisite Shareholder Vote.

7.2. Registration Procedures and Expenses. The Company shall:

(i) no later than thirty (30) business days following the Initial Closing Date, prepare and file with the Commission the Registration Statement on Form S-1 (or such other registration statement form which the Company is eligible to use with respect to the resale from time to time) relating to the resale of the Shares by the Purchaser and the Other Purchasers from time to time on the NASDAQ or the facilities of any national securities exchange on which the Common Stock is then traded or in privately-negotiated transactions; provided, however, that if the Company seeks Shareholder Approval of the Proposal pursuant to the terms of this Agreement, the Company shall prepare and file the Registration Statement no later than three (3) business days following the later of (a) the Final Closing Date or (b) the conclusion of the Shareholders’ Meeting pursuant to which the Requisite Shareholder Vote for Shareholder Approval was not obtained (the “Filing Deadline”);

(ii) use its commercially reasonable efforts, subject to receipt of necessary information from the Purchasers, to cause the Commission to declare the Registration Statement effective by the earlier of (i) 60 days or, if the Registration Statement is selected for review by the Commission, 90 days, after the Filing Deadline and (ii) the 5th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be reviewed or will not be subject to further review (such earlier date, the “Effective Deadline”);

(iii) use its commercially reasonable efforts to promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earliest of (a) two (2) years after the effective date of the Registration Statement, (b) such time as all of the Shares have been sold pursuant to the Registration Statement, or (c) such time as the Shares become eligible for resale by non-affiliates without any volume limitations or other restrictions pursuant to Rule 144(b)(1)(i) under the Securities Act or any other rule of similar effect;

(iv) furnish to the Purchaser with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser;

(v) bear all expenses in connection with the procedures in paragraphs (i) through (iv) of this Section 7.2 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or the Other Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchaser or the Other Purchasers, if any in connection with the offering of the Shares pursuant to the Registration Statement;

(vi) file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to the Purchaser promptly after filing; and

(vii) in order to enable the Purchasers to sell the Shares under Rule 144 to the Securities Act, for a period of one year from the Closing, use its commercially reasonable efforts to comply with the requirements of Rule 144, including without limitation, use its commercially reasonable efforts to comply with the requirements of Rule 144(c)(1) with respect to public information about the Company and to timely file all reports required to be filed by the Company under the Exchange Act.

The Company understands that the Purchaser disclaims being an underwriter. A draft of the proposed form of the questionnaire related to the Registration Statement to be completed by the Purchaser is attached hereto as Appendix I.

7.3. Public Sale or Distribution. The Purchaser hereby covenants with the Company not to make any sale of the Shares under the Registration Statement without complying with the provisions of this Agreement and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) until such time as the Shares can be sold under Rule 144 under the Securities Act without delivery of a prospectus, and the Purchaser acknowledges and agrees that such Shares are not transferable on the books of the Company unless the certificate (or book-entry transfer) submitted to the transfer agent evidencing the Shares are accompanied by a separate Purchaser’s Certificate of Subsequent Sale: (i) in the form of Appendix II hereto, (ii) executed by an officer of, or other authorized person designated by, the Purchaser, and (iii) to the effect that (a) Shares have been sold in accordance with the Registration Statement, the Securities Act and any applicable state securities or Blue Sky laws and (b) the prospectus delivery requirement effectively has been satisfied. The Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus (the “Prospectus”) forming a part of the Registration Statement (a “Suspension”) until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. Without the Company’s prior written consent, which consent shall not unreasonably be withheld or delayed, the Purchaser shall not use any written materials to offer the Shares for resale other than the Prospectus, including any “free writing prospectus” as defined in Rule 405 under the Securities Act. The Purchaser covenants that it will not sell any Shares pursuant to said Prospectus during the period commencing at the time when Company gives the Purchaser written notice of the suspension of the use of said Prospectus and ending at the time when the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said Prospectus. Notwithstanding the foregoing, the Company agrees that no Suspension shall be for a period of longer than 60 consecutive days, and no Suspension shall be for a period longer than 90 days in the aggregate in any 365-day period. The Purchaser further covenants to notify the Company promptly of the sale of all of its Shares.

7.4. Delay in Filing or Effectiveness of Registration Statement. If the Registration Statement is not filed by the Company with the Commission on or prior to the Filing Deadline, then for each day following the Filing Deadline, until but excluding the date the Registration Statement is filed, or if the Registration Statement is not declared effective by the Commission by the Effective Deadline due to a breach by the Company of its obligations under Section 7.2(ii) hereof, then for each day following the Effective Deadline, until but excluding the date the Commission declares the Registration Statement effective, the Company shall, for each such day, pay the Purchaser with respect to any such failure, as liquidated damages and not as a penalty, an amount per 30-day period equal to 2.0% of the purchase price paid by such Purchaser for its Shares pursuant to this Agreement (calculated on a daily pro rata basis for any portion of such 30-day period prior to the cure of such failure); and for any such 30-day period (or earlier period if such failure is cured prior to 30 days), such payment shall be made no later than three business days following such 30-day period (or earlier period if such failure is cured prior to 30 days). If, due to any failure of the Company to use its commercially reasonable efforts, the Purchaser shall be prohibited from selling Shares under the Registration Statement as a result of a Suspension of more than thirty (30) days or Suspensions on more than two (2) occasions of not more than thirty (30) days each in any 12-month period, then for each day on which a Suspension is in effect that exceeds the maximum allowed period for a Suspension or Suspensions, but not including any day on which a Suspension is lifted, the Company shall pay the Purchaser, as liquidated damages and not as a penalty, an amount per 30-day period equal to 2.0% of the purchase price paid by such Purchaser for its Shares pursuant to this Agreement for each such day (calculated on a daily pro rata basis for any portion of such 30-day period prior to the cure of such event), and such payment shall be made no later than the first business day of the calendar month next succeeding the month in which such day occurs. For purposes of this Section 7.4, a Suspension shall be deemed lifted on the date that notice that the Suspension has been lifted is delivered to the Purchaser. Any payments made pursuant to this Section 7.4 shall constitute the Purchaser’s sole and exclusive legal remedy for such events (provided, that the Purchaser may, in lieu of such legal remedy, sue for specific performance for such events). Notwithstanding the foregoing provisions, in no event shall the Company be obligated to pay any liquidated damages pursuant to this Section 7.4 to more than one Purchaser in respect of the same Shares for the same period of time.

7.5. Transfer of Securities After Registration. The Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities laws, except as contemplated in the Registration Statement referred to in Section 7.2 or as otherwise permitted by law, including, without limitation, Rule 144 under the Securities Act.

7.6. Legend. The Purchaser understands that, until such time as the Registration Statement has been declared effective or the Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the certificates for the Shares will bear a restrictive legend (or the equivalent if such Shares are held in book entry form) in substantially the following form:

“THE ISSUANCE OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

7.7. Stop Transfer. The certificates (or book entry transfer) representing the Shares will be subject to a stop transfer order with the Company’s transfer agent that restricts the transfer of such shares except upon receipt by the transfer agent of a written confirmation from the Purchaser to the effect that the Purchaser has satisfied its prospectus delivery requirements, in the form attached as Exhibit A hereto. At such time as the Shares are no longer required to bear a restrictive legend (or the equivalent if such Shares are held in book entry form), the Company agrees that it will, no later than five business days after delivery by the Purchaser to the Company or its transfer agent of a certificate (or book-entry transfer) (in the case of a transfer, in the proper form for transfer) representing Shares issued with the foregoing restrictive legend (or the equivalent if such Shares are held in book entry form), deliver or cause to be delivered to the Purchaser a certificate (or book-entry transfer) representing such Shares that is free from all restrictive and other legends (or the equivalent if such Shares are held in book entry form).

7.8. Indemnification. For the purpose of this Section 7.8: (i) the term “Purchaser/Affiliate” shall mean any affiliate of the Purchaser, including, without limitation, any general partner or managing member of the Purchaser, any investment adviser of the Purchaser, or any transferee who is an affiliate of the Purchaser, and any person who controls the Purchaser or any affiliate of the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and (ii) the term “Registration Statement” shall include any preliminary prospectus, final prospectus, free writing prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in Section 7.2.

(a) The Company agrees to indemnify and hold harmless the Purchaser and each Purchaser/Affiliate, against any losses, claims, damages, liabilities or expenses, joint or several, that the Purchaser or Purchaser/Affiliate incurs, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the

Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rules 430B, 430C or 434, of the Rules and Regulations, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in light of the circumstances under which they were made or (ii) arise out of or are based in whole or in part on any inaccuracy in the representations or warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder or under law, and will promptly reimburse each Purchaser and each Purchaser/Affiliate for any legal and other out-of-pocket expenses as such expenses are reasonably incurred and documented by such Purchaser or such Purchaser/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, and the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) the gross negligence or willful misconduct of such Purchaser, or (ii) an untrue statement or omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, or (iii) the failure of such Purchaser to comply with the covenants and agreements contained in Sections 7.3 or 7.5 hereof respecting the sale of the Shares, or (iv) the material inaccuracy of any representation or warranty made by such Purchaser herein , or (v) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser. Any such indemnified Purchaser shall return all payments made hereunder if it is determined, by a final, non-appealable judgment by a court or arbitral tribunal, that the losses for which such payments were made resulted from such Indemnified Person’s gross negligence or willful misconduct.

(b) Each Purchaser will severally, but not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses that the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person incurs, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are proximately based upon (i) any failure to comply with the covenants and agreements contained in Sections 7.3 or 7.5 hereof respecting the sale of the Shares or (ii) the material inaccuracy of any representation or warranty made by such Purchaser herein or (iii) any untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Purchaser expressly for use therein; and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that each Purchaser’s aggregate liability under this Section 7.8 shall not exceed the amount of proceeds received by such Purchaser on the sale of the Shares pursuant to the Registration Statement.

(c) Promptly after receipt by an indemnified party under this Section 7.8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.8 promptly notify the indemnifying party in writing thereof, but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.8 to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party, and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided for in this Section 7.8 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 7.8 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the private placement of Shares hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement and/or the Registration Statement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company pursuant to this Agreement for the Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount such Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company on the one hand and each Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by such Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 7.8, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 7.8 with respect to the notice of the commencement of any action shall apply if a claim for contribution is to be made under this paragraph (d);

provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.8 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.8, no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations to contribute pursuant to this Section 7.8 are several and not joint.

7.9. Termination of Conditions and Obligations. The restrictions imposed by Section 7.3 or Section 7.5 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares upon the earlier of (i) the passage of two years from the effective date of the Registration Statement covering such Shares and (ii) at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

7.10. Information Available. The Company, upon the reasonable request of the Purchaser, shall make available for inspection by each Purchaser, any deemed underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by the Purchaser or any deemed underwriter, all financial and other records, pertinent corporate documents and properties of the Company.

SECTION 8. Broker’s Fee. The Purchaser acknowledges that the Company intends to pay to the Placement Agent a fee in respect of the sale of the Shares to the Purchaser. The Purchaser and the Company agree that the Purchaser shall not be responsible for such fee and that the Company will indemnify and hold harmless the Purchaser and each Purchaser/Affiliate against any losses, claims, damages, liabilities or expenses, joint or several, that such Purchaser or Purchaser/Affiliate incurs with respect to such fee. Each of the parties hereto represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchaser.

SECTION 9. Independent Nature of Purchasers’ Obligations and Rights. The obligations of the Purchaser under this Agreement are several and not joint with the obligations of any Other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any Other Purchaser under the Agreements. The decision of each Purchaser to purchase the Shares pursuant to the Agreements has been made by such Purchaser independently of any other Purchaser. Nothing contained in the Agreements, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreements. Each Purchaser acknowledges that no other

Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

SECTION 10. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, e-mail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

(a) if to the Company, to:

Bank of the James Financial Group, Inc.

828 Main Street

Lynchburg, Virginia 24504

Attention: Robert R. Chapman III

Facsimile: (434) 455-7575

E-mail: rchapman@bankofthejames.com

with a copy to:

Edmunds & Williams, P.C.

828 Main Street, 19th Floor

Lynchburg, Virginia 24504

Attention: Darryl D. Whitesell or Eric J.

Sorenson, Jr.

Facsimile: (434) 846-0337

E-mail: dwhitesell@ewlaw.com or

rsorenson@ewlaw.com

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

(b) if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 11. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

SECTION 12. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 13. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect and in lieu of such invalid or unenforceable provision there shall be automatically added as part of this Agreement a valid and enforceable provision as similar in terms to the invalid or unenforceable provision as possible, provided that this Agreement as amended, (i) reflects the intent of the parties hereto, and (ii) does not change the bargained for consideration or benefits to be received by each party hereto.

SECTION 14. Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the federal law of the United States of America and the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the Commonwealth of Virginia to the rights and duties of the parties.

SECTION 15. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile signatures shall be deemed original signatures.

SECTION 16. Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

SECTION 17. Fees and Expenses. Except as set forth herein, each of the Company and the Purchaser shall pay its respective fees and expenses related to the transactions contemplated by this Agreement.

SECTION 18. Parties. This Agreement is made solely for the benefit of and is binding upon the Purchaser and the Company and to the extent provided in Section 7.8, any person entitled to indemnification thereunder, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 7.8, no other person shall acquire or have any right under or by virtue of this Agreement. The term “successor and assigns” shall not include any subsequent purchaser, as such purchaser, of the Shares sold to the Purchaser pursuant to this Agreement.

SECTION 19. Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

SECTION 20. Third-Party Beneficiary. The Company and the Purchaser each agrees that the Placement Agent shall be, and is hereby, named as an express third-party beneficiary of this Agreement solely with respect to the representations and warranties of the Company and the Purchaser contained in Section 4 and Section 5, respectively, with full rights as such.

SECTION 21. No Change of Control. The Company shall use reasonable best efforts to obtain all necessary irrevocable waivers, adopt any required amendments and make all appropriate determinations so that the issuance of the Shares to the Purchasers will not trigger a “change of control” or other similar provision in any of the agreements to which the Company or any of its subsidiaries is a party, including without limitation any employment, “change in control,” severance or other agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

SECTION 22. Avoidance of Control. Notwithstanding anything to the contrary in this Agreement, neither the Company nor any subsidiary shall take any action (including, without limitation, any redemption, repurchase, rescission or recapitalization of Common Stock, or securities or rights, options or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where the Purchaser is not given the right to participate in such redemption, repurchase, rescission or recapitalization to the extent of the Purchaser’s pro rata proportion), that would cause the Purchaser’s ownership of any class of voting securities of the Company (together with the ownership by such Purchaser’s affiliates (as such term is used under the BHC Act) of voting securities of the Company) to exceed 4.9%, without the prior written consent of the Purchaser, or to increase to an amount that would constitute “control” under the BHC Act, the CIBC Act or any rules or regulations promulgated thereunder (or any successor provisions) or otherwise cause the Purchaser to “control” the Company under and for purposes of the BHC Act, the CIBC Act or any rules or regulations promulgated thereunder (or any successor provisions). Notwithstanding anything to the contrary in this Agreement, no Purchaser (together with its affiliates (as such term is used under the BHC Act)) shall have the ability to purchase more than 9.9% of the total outstanding voting securities of the Company. In the event either the Company or the Purchaser breaches its obligations under this Section 22 or believes that it is reasonably likely to breach such an obligation, it shall promptly notify the other party hereto and shall cooperate in good faith with such party to modify ownership or make other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach.

SECTION 23. Termination.

(a) This Agreement may be terminated and the sale and purchase of the Shares abandoned at any time prior to the Initial Closing by either the Company or the Purchaser upon written notice to the other, if the Initial Closing has not been consummated on or prior to 5:00 p.m., Eastern Standard time, on the 30th day following the date of this Agreement; provided that if such day is not a business day, the first day following such day that is a business day; provided, however, that the right to terminate this Agreement under this Section 23 shall not be available to any person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Initial Closing to occur on or before such time.

(b) If the Company is required to obtain Shareholder Approval prior to the issuance of the Approval Shares pursuant to NASDAQ Listing Rule 5635(d), this Agreement may be terminated with respect to the sale and purchase of the Approval Shares at any time prior to the Final Closing by either the Company or the Purchaser upon written notice to the other, if the Final Closing has not been consummated on or prior to 5:00 p.m., Eastern Standard time, on the 30th day following the date of the Shareholders’ Meeting (including any adjournments or postponements thereof); provided that if such day is not a business day, the first day following such day that is a business day; provided, however, that the right to terminate this Agreement under this Section 23(b) shall not be available to any person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Final Closing to occur on or before such time.

(c) Nothing in this Section 23 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement. In the event of a termination pursuant to this Section 23, the Company shall promptly notify all non-terminating Purchasers. Upon a termination in accordance with this Section, the Company and the Purchaser shall not have any further obligation or liability (including arising from such termination) to the other.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

BANK OF THE JAMES FINANCIAL GROUP, INC.

By:
Name:
Title:

Print or Type:

Name of Purchaser (Individual or Institution)

Jurisdiction of Purchaser’s Executive Offices

Name of Individual representing Purchaser (if an Institution)

Title of Individual representing Purchaser (if an Institution)

Signature by:

Individual Purchaser or Individual representing Purchaser:

Address:
Telephone:
Facsimile:
E-mail:

Number of Shares to Be Purchased	Price Per Share in Dollars	Aggregate Price
	$	$

EXHIBIT A

LETTER TO TRANSFER AGENT

                , 2015

Attention:

Re: Bank of the James Financial Group, Inc. (the “Company”) PIPE Transaction

Dear Ladies and Gentlemen:

                                     , a purchaser in the Bank of the James Financial Group, Inc. PIPE transaction, understands: (i) that the shares of common stock were offered and sold in reliance upon specific exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and (ii) that the Company is relying on the truth and accuracy of, and compliance by each purchaser with, the representations, warranties, agreements, acknowledgements and understandings made by the purchaser pursuant to Section 5 of that certain Purchase Agreement, dated on or about November     , 2015 (the “Purchase Agreement”) as executed by the Company and the purchaser.

In connection therewith, we hereby covenant with the Company not to make any sale of the shares without complying in all material respects with the provisions of the Purchase Agreement and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied. We agree with the Company that the shares will be transferable only upon the delivery to the transfer agent of the Purchaser’s Certificate of Subsequent Sale pursuant to the Registration Statement (included as an appendix to the Purchase Agreement). We acknowledge receipt of the shares, free of restrictive legend (or the equivalent if such Shares are held in book entry form), in recognition of the fact that a registration statement relating to their resale by us from time to time has been declared effective, subject to these limitations on transferability. We further understand that you will be relying on our representations and covenants made in the Purchase Agreement and in this letter.

Sincerely,

By:
Name:
Title:

EXHIBIT B

SIGNIFICANT SUBSIDIARIES

Subsidiary	Jurisdiction of Incorporation
Bank of the James	Virginia

EXHIBIT C

RISK FACTORS

The following risk factors and other information included in this Agreement and the Company’s filings with the SEC should be carefully considered. Our business, financial condition, results of operations and cash flows could be harmed by any of the risk factors described below, or other risks that have not been identified or which we believe are immaterial or unlikely.

As used herein, the “Company”, “we” and “us” interchangeably refer to Bank of the James Financial Group, Inc., and the “Bank”, “we” and “us” interchangeably refer to our subsidiary bank, Bank of the James, Inc., as appropriate to the context.

RISKS RELATED TO OUR BUSINESS

Our profitability depends significantly on local economic conditions.

Our success depends primarily on the general economic conditions of the primary markets in Virginia in which we operate and where our loans are concentrated. Unlike nationwide banks that are more geographically diversified, the Company provides banking and financial services to customers primarily in the Lynchburg metropolitan statistical area (“MSA”). Lynchburg’s MSA, which is often referred to as Region 2000, consists of approximately 2,122 square miles, and includes the City of Lynchburg and the Counties of Bedford, Campbell, Amherst and Appomattox. To a lesser extent, our lending market includes, or is planned to include, the Roanoke, Charlottesville and Harrisonburg MSAs. Our Roanoke presence is limited to mortgage origination and our existing and planned Charlottesville operations are (or will be) less than full service banking. Our existing business presence in localities outside of Region 2000 has a short operating history or is presently limited in scope, or both. As of July 2015, the Lynchburg MSA had an unemployment rate of 5.3% compared to a statewide average of 4.7%.

The local economic conditions in these areas have a significant impact on the Company’s commercial and industrial, real estate and construction loans, the ability of its borrowers to repay their loans and the value of the collateral securing these loans. In addition, if the population or income growth in the Company’s market areas is slower than projected, income levels, deposits and housing starts could be adversely affected and could result in a reduction of the Company’s expansion, growth and profitability. If the Company’s market areas experience a downturn or a recession for a prolonged period of time, the Company could experience significant increases in nonperforming loans, which could lead to operating losses, impaired liquidity and eroding capital. A significant decline in general economic conditions, caused by inflation, recession, acts of terrorism, outbreaks of hostilities or other international or domestic calamities, unemployment, monetary and fiscal policies of the federal government or other factors could impact these local economic conditions and could negatively affect the Company’s financial condition, results of operations and cash flows.

Our business may be adversely affected by conditions in the financial markets and economic conditions generally.

The Company’s financial performance generally, and in particular the ability of borrowers to pay interest on and repay principal of outstanding loans and the value of collateral securing those loans, is highly dependent upon the business environment in the markets where the Company operates and in the United States as a whole. A favorable business environment is generally characterized by, among other factors, economic growth, efficient capital markets, low inflation, high business and investor confidence, and strong business earnings. Unfavorable or uncertain economic and market conditions can be caused by declines in economic growth, business activity or investor or business confidence; limitations on the availability or increases in the cost of credit and capital; increases in inflation or interest rates; natural disasters; or a combination of these or other factors.

The United States has not returned to the level of growth typical prior to the severe economic recession in 2008 and 2009. Loan portfolio quality is impacted by weak general economic conditions, which hamper prospects for loan repayment and pressure the value of real estate collateral that supports many commercial and residential loans. These events have also reduced demand for the construction of new housing and increased delinquencies in construction, residential and commercial mortgage loans in many markets in the United States.

Our lending business is tied in part to the real estate market, which could be weakened if economic conditions worsen. We remain vulnerable to adverse changes affecting the real estate market and business conditions. Such conditions or a significant weakening in general economic conditions such as inflation, recession, unemployment or other factors beyond our control, or both, could negatively affect the credit quality of the Company’s loans, results of operations and our financial results. Finally, negative developments in the securities markets could adversely affect the value of our securities.

A significant portion of our loan portfolio is secured by real estate, and events that negatively impact the real estate market could hurt our business.

At June 30, 2015 and December 31, 2014, approximately 64.73% and 65.03%, respectively, of our loans had real estate as a primary or secondary component of collateral. The real estate collateral in each case provides an alternate source of repayment in the event of default by the borrower and may deteriorate in value during the time the credit is extended. Because most of our loans are concentrated in the Region 2000 area in and surrounding the City of Lynchburg, a decline in local economic conditions may have a greater effect on our earnings and capital than on the earnings and capital of larger financial institutions whose real estate loan portfolios are more geographically diverse. A weakening of the real estate market in our primary market areas could result in an increase in the number of borrowers who default on their loans and a reduction in the value of the collateral securing their loans, which in turn could have an adverse effect on our profitability and asset quality. If we are required to liquidate the collateral securing a loan to satisfy the debt during a period of reduced real estate values, our earnings and capital could be adversely affected. Additionally, acts of nature, including hurricanes, tornados, earthquakes, fires and floods, which may cause uninsured damage and other loss of value to real estate that secures these loans, may also negatively impact our financial condition.

Our loan portfolio contains a number of real estate loans with relatively large balances.

At December 31, 2014, the portion of our loan portfolio that contained real estate loans with balances in excess of $1,000,000 was $82.7 million, which represented 20.82% of our total loan portfolio. Because our loan portfolio contains a number of real estate loans with balances in excess of $1,000,000, the deterioration of one or a few of these loans could cause a significant increase in nonperforming loans, which could result in a net loss of earnings, an increase in the provision for loan losses and an increase in loan charge-offs, all of which could have a material adverse effect on our financial condition and results of operations.

Commercial real estate loans increase our exposure to credit risk.

At June 30, 2015 and December 31, 2014, 51.74% and 51.90%, respectively, of our loan portfolio was secured by commercial real estate. Loans secured by commercial real estate are generally viewed as having more risk of default than loans secured by residential real estate or consumer loans because repayment of the loans often depends on the successful operation of the property, the income stream of the borrowers, the accuracy of the estimate of the property’s value at completion of construction, and the estimated cost of construction. An adverse development with respect to one lending relationship can expose us to a significantly greater risk of loss compared with a single-family residential mortgage loan because we typically have more than one loan with such borrowers. Additionally, these loans typically involve larger loan balances to single borrowers or groups of related borrowers compared with single-family residential mortgage loans. Therefore, the deterioration of one or a few of these loans could cause a significant decline in the related asset quality. These loans represent higher risk and could result in a sharp increase in loans charged-off and could require us to significantly increase our allowance for loan losses, which could have a material adverse impact on our business, financial condition, results of operations, and cash flows.

A percentage of the loans in our portfolio currently include exceptions to our loan policies and supervisory guidelines.

All of the loans that we make are subject to written loan policies adopted by our board of directors and to supervisory guidelines imposed by our regulators. Our loan policies are designed to reduce the risks associated with the loans that we make by requiring our loan officers to take certain steps that vary depending on the type and amount of the loan, prior to closing a loan. These steps include, among other things, making sure the proper liens are documented and perfected on property securing a loan, and requiring proof of adequate insurance coverage on property securing loans. Loans that do not fully comply with our loan policies are known as “exceptions.” We categorize exceptions as policy exceptions, financial statement exceptions and document exceptions. As a result of these exceptions, such loans may have a higher risk of loan loss than the other loans in our portfolio that fully comply with our loan policies. In addition, we may be subject to regulatory action by federal or state banking authorities if they believe the number of exceptions in our loan portfolio represents an unsafe banking practice.

As a community bank, we have different lending risks than larger banks. We provide services to individuals and small to medium-sized businesses in our local markets who may have fewer financial resources to weather a downturn in the economy.

Our ability to diversify our economic risks is limited by our own local markets and economies. We lend primarily to small to medium-sized businesses, professionals, and individuals which may expose us to greater lending risks than those of banks lending to larger, better-capitalized businesses with longer operating histories. For instance, small to medium-sized businesses frequently have smaller market share than their competition, may be more vulnerable to economic downturns, have fewer financial resources in terms of capital or borrowing capacity than larger entities, often need substantial additional capital to expand or compete and may experience significant volatility in operating results. Any one or more of these factors may impair the borrower’s ability to repay a loan. In addition, the success of a small to medium-sized business often depends on the management talents and efforts of one or two persons or a small group of persons, and the death, disability or resignation of one or more of these persons could have a material adverse impact on the business and its ability to repay a loan. Economic downturns and other events that negatively impact the Company’s market areas could cause the Company to incur substantial credit losses that could negatively affect the Company’s results of operations and financial condition.

We depend on the accuracy and completeness of information about clients and counterparties and our financial condition could be adversely affected if it relies on misleading information.

In deciding whether to extend credit or to enter into other transactions with clients and counterparties, we may rely on information furnished to us by or on behalf of clients and counterparties, including financial statements and other financial information, which we do not independently verify as a matter of course. We also may rely on representations of clients and counterparties as to the accuracy and completeness of that information and, with respect to financial statements, on reports of independent auditors. For example, in deciding whether to extend credit to customers, we may assume that a customer’s audited financial statements conform with U.S. Generally Accepted Accounting Principles (“GAAP”) and present fairly, in all material respects, the financial condition, results of operations and cash flows of the customer. Our financial condition and results of operations could be negatively impacted to the extent we rely on financial statements that do not comply with GAAP or are materially misleading.

If we suffer loan losses from a decline in credit quality, our earnings will decrease.

We could sustain losses if borrowers, guarantors, and related parties fail to perform in accordance with the terms of their loans. We have adopted underwriting and credit monitoring procedures and policies, including the establishment and review of the allowance for loan losses that we believe are appropriate to minimize this risk by assessing the likelihood of nonperformance, tracking loan performance, and diversifying our credit portfolio. These policies and procedures, however, may not prevent unexpected losses that could materially adversely affect our results of operations.

These policies and procedures necessarily rely on our making various assumption and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. In determining the amount of the allowance for loan losses, we review our loans and our loss and delinquency experience, and we evaluate economic conditions. If our assumptions are incorrect, our allowance for loan losses may not be sufficient to cover probable incurred losses in our loan portfolio, resulting in additions to our allowance. While our allowance for loan losses was 1.20% of total loans at December 31, 2014 and 1.10% as of June 30, 2015, future additions to our allowance could materially decrease our net income.

In addition, the Federal Reserve Bank of Richmond (“Federal Reserve”) and the Virginia Bureau of Financial Institutions (“BFI”) periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize further loan charge-offs. Any increase in our allowance for loan losses or loan charge-offs as required by regulatory authorities might have a material adverse effect on our financial condition and results of operations.

The markets for our deposit and lending products and services are highly competitive, and we face substantial competition.

The banking and financial services industry is highly competitive. We compete as a financial intermediary with other commercial banks, savings banks, credit unions, finance companies, mutual funds, insurance companies and brokerage and investment banking firms soliciting business from residents of and businesses located in the Virginia localities where the Bank has a presence, surrounding areas and elsewhere. Many of these competing institutions have nationwide or regional operations and have greater resources than we have. We also face competition from local community institutions such as ours that serve the local markets only. Many of our competitors enjoy competitive advantages, including greater name recognition, financial resources, a wider geographic presence or more accessible branch office locations, the ability to offer additional services, greater marketing resources, more favorable pricing alternatives for loans and deposits, and lower origination and operating costs. We are also subject to lower lending limits than our larger competitors. Our profitability depends upon our continued ability to successfully compete in our market areas. Increased deposit competition could increase our cost of funds and could adversely affect our ability to generate the funds necessary for our lending operations. If we must raise interest rates paid on deposits or lower interest rates charged on our loans, our net interest margin and profitability could be adversely affected. Competition could result in a decrease in loans we originate and could negatively affect our ability to grow and the results of operations.

Technology has lowered barriers to entry and made it possible for non-banks to offer products and services traditionally provided by banks, such as automatic transfer and automatic payment systems. Many of our competitors have fewer regulatory constraints and may have lower cost structures. Additionally, due to their size, many competitors may be able to achieve economies of scale and, as a result, may offer a broader range of products and services as well as better pricing for those products and services than we can.

We have increased and plan to continue to increase our levels of commercial and industrial loans. We may not be successful in continuing to penetrate this market segment, which has helped to drive some of our recent earnings.

At December 31, 2014, approximately15.84% of our loans were commercial and industrial loans and, as of June 30, 2015, the Bank’s portfolio of commercial and industrial loans increased to 16.41%. We intend to originate these types of loans in a manner that is consistent with safety and soundness.

These non-residential loans generally expose us to greater risk of loss than one- to four-family residential mortgage loans, as repayment of such commercial and industrial loans generally depends, in large part, on the borrower’s business to cover operating expenses and debt service. In addition, these types of loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to one- to four-family residential mortgage loans. Changes in economic conditions that are beyond our and the borrower’s control could affect the value of the security for the loan, the future cash flow of the affected business. As we increase our portfolio of these loans, we may experience higher levels of non-performing assets or loan losses, or both.

Opening new branches may not result in increased assets or revenues for us, or may negatively impact our earnings.

We opened a new branch in Harrisonburg, Virginia on October 1, 2015 and plan to open an additional branch in Charlottesville, Virginia in 2016. The initial costs to start up, and the additional costs to operate, these new branches may negatively impact our earnings and efficiency ratio in the short term. There is a risk that we will be unable to manage our growth, as the process of opening new branches may divert our time and resources. There is a risk that, if we do open the Charlottesville branch or other new branches, they may not be profitable, which would negatively impact our results of operations. In addition, any new branches will be subject to regulatory approval, and there can be no assurance that we will succeed in securing such approval.

Our plans for future expansion depend, in some instances, on factors beyond our control, and an unsuccessful attempt to achieve growth could have a material adverse effect on our business, financial condition, results of operations and future prospects.

We expect to continue to engage in new branch expansion in the future. We may also seek to acquire other financial institutions, or parts of those institutions, though we have no present plans in that regard. Expansion involves a number of risks, including:

•	the time and costs of evaluating new markets, hiring experienced local management and opening new offices;

•	the time lags between these activities and the generation of sufficient assets and deposits to support the costs of the expansion;

•	our entrance into new markets where we lack experience;

•	the introduction of new products and services with which we have no prior experience into our business;

•	failure to culturally integrate an acquisition target or new branches or failing to identify and select the optimal candidate for integration or expansion; and

•	failure to identify and retain experienced key management members with local expertise and relationships in new markets.

We may continue to acquire and hold other real estate owned (“OREO”) properties, which could lead to increased operating expenses and vulnerability to additional declines in the market value of real estate in our areas of operations.

At June 30, 2015 and December 31, 2014, our OREO balances were $2,065,000 and $956,000, respectively. From time-to-time, we foreclose on and take title to the real estate serving as collateral for our loans as part of our business. If our OREO balance increases, management expects that our earnings will be negatively affected by various expenses associated with OREO, including personnel costs, insurance and taxes, completion and repair costs, valuation adjustments, and other expenses associated with property ownership. Also, at the time that we foreclose on a loan and take possession of a property we estimate the value of that property using third party appraisals and opinions and internal judgments. OREO property is valued on our books at the estimated market value of the property, less the estimated costs to sell (or “fair value”). Upon foreclosure, a charge-off to the allowance for credit losses is recorded for any excess between the value of the asset on our books over its fair value. Thereafter, we periodically reassess our judgment of fair value based on updated appraisals or other factors, including, at times, at the request of our regulators. Any further declines in our estimate of fair value for OREO will result in additional charge-offs, with a corresponding expense in our statements of income that is recorded under the line item for “OREO Write-downs.” As a result, our results of operations are vulnerable to additional declines in the market for residential and commercial real estate in the areas in which we operate. The expenses associated with OREO and any further property write downs could have a material adverse effect on our results of operations and financial condition. Any increase in nonaccrual loans may lead to further increases in our OREO balance in the future.

Additional growth and regulatory requirements may require us to raise additional capital in the future, and capital may not be available when it is needed, which could adversely affect our financial condition, and results of operations.

We are required by federal and state regulatory authorities to maintain adequate levels of capital to support our operations. The boards of the Company and the Bank are taking steps to ensure that the capital plan aligns with the Bank’s strategic plan, that all material risks to the Bank are identified and measured, and that capital limits are appropriate for the institution’s risk profile. Failure to successfully implement such steps could have a material adverse effect on our financial condition and results of operations. We intend to use the proceeds of this offering to retire $10,000,000 of the Company’s debt. This will more closely align our consolidated capital ratios with those of the Bank. We anticipate that this will provide us with capital resources sufficient to satisfy our capital requirements that we need for continued growth. We may at some point, however, need to raise additional capital to support our continued growth. Our ability to raise additional capital, if needed, will depend on conditions in the capital markets at that time, which are outside of our control, and on our financial performance. Accordingly, we can make no assurances of our ability to raise additional capital, if needed, on terms acceptable to us. If we cannot raise additional capital when needed, our ability to further expand our operations could be materially impaired.

Our corporate culture has contributed to our success, and if we cannot maintain this culture as we grow, we could lose the teamwork and increased productivity fostered by our culture, which could harm our business.

We believe that a critical contributor to our success has been our corporate culture, which we believe fosters teamwork and increased productivity. As our organization grows and we are required to implement more complex organizational management structures, we may find it increasingly difficult to maintain the beneficial aspects of our corporate culture. This could negatively impact our future success.

If we fail to retain our key employees, our growth and profitability could be adversely affected.

Our success is, and is expected to remain, highly dependent on our executive management team. Four of our key executives are Robert R. Chapman III (President of the Company and President and CEO of the Bank), J. Todd Scruggs (Secretary-Treasurer of the Company and Executive Vice President and CFO of the Bank), Harry P. “Chip” Umberger (Executive Vice President and Senior Credit Officer of the Bank), and Michael A. Syrek (Executive Vice President and Senior Loan Officer of the Bank). We are especially dependent on these executives as well as other key personnel because, as a community bank, we depend on our management team’s ties to the community to generate business for us, and our executives have key expertise needed to implement our business strategy. Our executive management and other key personnel have not signed non-competition covenants.

Competition for personnel is intense, and we may not be successful in attracting or retaining qualified personnel. Our failure to compete for these personnel, or the loss of the services of several of such key personnel, could adversely affect our growth strategy and seriously harm our business, results of operations, and financial condition.

As a community bank, our ability to maintain our reputation is critical to the success of our business and our failure to do so may materially adversely affect our performance.

As a community bank, our reputation is one of the most valuable components of our business. As such, we strive to conduct our business in a manner that enhances our reputation. This is done, in part, by recruiting, hiring and retaining employees who share our core values of being an integral part of the communities we serve, delivering superior service to our customers and caring about our customers and associates. Negative publicity can result from our actual or alleged conduct in any number of activities, including lending practices, corporate governance, acquisitions, and actions taken by government regulators and community organizations in response to those activities. If our reputation is negatively affected, by the actions of our employees or otherwise, there may be an adverse effect on our ability to keep and attract customers, and we might be exposed to litigation and regulatory action. Any of such events could harm our business, and, therefore, our operating results may be materially adversely affected. As a financial services company with a high profile in our market area, we are inherently exposed to this risk. While we take steps to minimize reputation risk in dealing with customers and other constituencies, we will continue to face additional challenges maintaining our reputation with respect to customers of the Bank in our current primary market area in Region 2000 and in building our reputation in the new market areas where we are establishing our reputation.

Our decisions regarding how we manage our credit exposure may materially and adversely affect our business.

We manage our credit exposure through careful monitoring of lending relationships and loan concentrations in particular industries, and through loan approval and review procedures.

We have established an evaluation process designed to determine the adequacy of our allowance for loan losses. While this evaluation process uses historical and other objective information, the classification of loans and the establishment of loan losses is an estimate based on experience, judgment, and expectations regarding our borrowers, the economies in which we and our borrowers operate, as well as the judgment of our regulators. Our board and senior management are continuing to improve the Bank’s risk management framework and align the Bank’s risk philosophy with its capital and strategic plans. Failure to continue to improve such risk management framework could have a material adverse effect on our financial condition and results of operations. We can make no assurances that our loan loss reserves will be sufficient to absorb future loan losses or prevent a material adverse effect on our business, financial condition, or results of operations.

Our profitability is vulnerable to interest rate fluctuations and changes in monetary policies.

Our profitability depends substantially upon our net interest income. Net interest income is the difference between the interest earned on interest-earning assets, such as loans and investment securities, and the interest expense paid on interest-bearing liabilities, such as NOW accounts, savings accounts, time deposits and other borrowings. Market interest rates for loans, investments and deposits are highly sensitive to many factors beyond our control. Interest rate spreads have seen a sustained period of narrowness due to many factors, such as market conditions, policies of various government and regulatory authorities and competitive pricing pressures, and we cannot predict whether these rate spreads will narrow further. This narrowing of interest rate spreads could adversely affect our financial condition and results of operations. In addition, we cannot predict whether interest rates will continue to remain at present levels. Changes in interest rates may cause significant changes, up or down, in our net interest income. Depending on our portfolio of loans and investments, our results of operations may be adversely affected by changes in interest rates.

Our financial condition and results of operations are affected by credit policies of monetary authorities, particularly the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). Actions by monetary and fiscal authorities, including the Federal Reserve Board, could have an adverse effect on our deposit levels, loan demand or business and earnings.

Our information systems may experience an interruption or breach in security.

We rely heavily on communications and information systems to conduct our business. Any failure, interruption or breach in security of these systems could result in failures or disruptions in our customer-relationship management, general ledger, deposit, loan and other systems. While we have policies and procedures designed to prevent or limit the effect of the failure, interruption or security breach of our information systems, there can be no assurance that any such failures, interruptions or security breaches will not occur; or, if they do occur, that they will be adequately addressed. The occurrence of any failures, interruptions or security breaches of our information systems could damage our reputation, result in a loss of customer business, subject us to additional regulatory scrutiny or expose us to civil litigation and possible financial liability; any of which could have a material adverse effect on our financial condition and results of operations.

We face the risk of cyber-attack to our computer systems.

Our computer systems, software and networks have been and will continue to be vulnerable to unauthorized access, loss or destruction of data (including confidential client information), account takeovers, unavailability of service, computer viruses or other malicious code, cyber-attacks and other events. These threats may derive from human error, fraud or malice on the part of employees or third parties, or may result from accidental technological failure. If one or more of these events occurs, it could result in the disclosure of confidential client information, damage to our reputation with our clients and the market, additional costs to us (such as repairing systems or adding new personnel or protection technologies), costs of breach response, regulatory penalties and financial losses, to both us and our clients and customers. Such events could also cause interruptions or malfunctions in our operations (such as the lack of availability of our online banking system), as well as the operations of our clients, customers or other third parties. Although we maintain safeguards to protect against these risks, there can be no assurance that we will not suffer losses in the future that may be material in amount.

Changes in consumers’ use of banks and changes in consumers’ spending and saving habits could adversely affect our financial results.

Technology and other changes now allow many consumers to complete financial transactions without using banks. For example, consumers can pay bills and transfer funds directly without going through a bank. This disintermediation could result in the loss of fee income, as well as the loss of customer deposits and income generated from those deposits. In addition, changes in consumer spending and saving habits could adversely affect our operations, and we may be unable to timely develop competitive new products and services in response to these changes that are accepted by new and existing customers.

Failure to implement new technologies in our operations may adversely affect our growth or profits.

The market for financial services, including banking services and consumer finance services, is increasingly affected by advances in technology, including developments in telecommunications, data processing, computers, automation, Internet-based banking and telebanking. Our ability to compete successfully in our markets may depend on the extent to which we are able to exploit such technological changes. However, we can provide no assurance that we will be able to properly or timely anticipate or implement such technologies or properly train our staff to use such technologies. Any failure to adapt to new technologies could adversely affect our business, financial condition or operating results.

We are subject to operational risks.

The Company may also be subject to disruptions of its systems arising from events that are wholly or partially beyond its control (including, for example, computer viruses or electrical or telecommunications outages), which may give rise to losses in service to customers and to financial loss or liability. The Company is further exposed to the risk that its external vendors may be unable to fulfill their contractual obligations (or will be subject to the same risk of fraud or operational errors by their respective employees as is the Company) and to the risk that the Company’s (or its vendors’) business continuity and data security systems prove to be inadequate.

We are subject to liquidity risk.

Liquidity risk is the potential that we will be unable to meet our obligations as they become due, capitalize on growth opportunities as they arise, or pay regular cash dividends because of an inability to liquidate assets or obtain adequate funding in a timely basis, at a reasonable cost and within acceptable risk tolerances. At the direction of the Federal Reserve, the boards and senior management of the Company and the Bank are in the process of enhancing liquidity risk management practices, including developing a liquidity policy that establishes limits on the use of aggregate wholesale funding as well as individual specific wholesale funding sources and unencumbered liquid assets, and improving management information services (MIS) to ensure that accurate reporting is aligned with approved policies, commensurate with the Bank’s liquidity profile and growth strategies. These practices are being refined to manage, but will not be effective to eliminate, liquidity risk. A failure to adequately manage our liquidity risk could adversely affect our business, financial condition or operating results, especially in the event of another financial crisis. Further, the Federal Reserve could impose additional requirements on the Company if the agency determines that our enhanced liquidity risk management practices do not adequately manage our liquidity risk.

We may lose lower-cost funding sources.

Checking, savings, and money market deposit account balances and other forms of customer deposits can decrease when customers perceive alternative investments, such as the stock market, as providing a better risk/return tradeoff. If customers move money out of bank deposits and into other investments, the Bank could lose a relatively low-cost source of funds, increasing its funding costs and reducing the Bank’s net interest income and net income.

If we fail to maintain an effective system of internal and disclosure controls, we may not be able to accurately report our financial results or prevent or detect fraud.

Effective internal control over financial reporting and disclosure controls and procedures are necessary for us to provide reliable financial reports and effectively prevent or detect fraud and to operate successfully as a public company.

The Company faces the risk that the design of its controls and procedures, including those to mitigate the risk of fraud by employees or outsiders, may prove to be inadequate or are circumvented, thereby causing delays in detection of errors or inaccuracies in data and information. We regularly review and update the Company’s internal controls, disclosure controls and procedures, and corporate governance policies and procedures. Any system of controls, however well designed and operated, is based in part on certain assumptions and can provide only reasonable, not absolute, assurances that the objectives of the system are met. Any failure or circumvention of the Company’s controls and procedures or failure to comply with regulations related to controls and procedures could have a material adverse effect on the Company’s business, results of operations and financial condition.

Any failure to maintain effective controls or timely effect any necessary improvement of our internal and disclosure controls could hinder our ability to accurately report our operating results or cause us to fail to meet our reporting obligations, which could affect our ability to remain listed with The NASDAQ Capital Market. Ineffective internal and disclosure controls could also harm our reputation, negatively impact our operating results, and cause investors to lose confidence in our reported financial information, which would likely have a negative effect on the trading price of our securities.

Changes in the financial markets could impair the value of our investment portfolio.

Our investment securities portfolio is a significant component of our total earning assets. Total investment securities averaged $28.9 million in the first six months of 2015, as compared to $39.1 million in 2014. This represents 6.4% and 9.4% of the average earning assets for the six month period ended June 30, 2015 and the year ended December 31, 2014, respectively. At June 30, 2015, the portfolio was 6.9% of earning assets. Turmoil in the financial markets could impair the market value of our investment portfolio, which could adversely affect our net income and possibly our capital.

As of June 30, 2015, our securities which have unrealized losses (representing 86.94% of our securities portfolio) were not considered to be “other than temporarily impaired,” and we believe it is more likely than not we will be able to hold these until they mature or recover our current book value. We currently maintain substantial liquidity which supports our intent and ability to hold these investments until they mature, or until there is a market price recovery. However, if we were to cease to have the ability and intent to hold these investments until maturity or the market prices do not recover, and we were to sell these securities at a loss, it could adversely affect our net income and possibly our capital.

Our deposit insurance premiums could be substantially higher in the future, which could have a material adverse effect on our future earnings.

The FDIC insures deposits at FDIC-insured depository institutions, such as the Bank, up to applicable limits. The amount of a particular institution’s deposit insurance assessment is based on that institution’s risk classification under an FDIC risk-based assessment system. An institution’s risk classification is assigned based on its capital levels and the level of supervisory concern the institution poses to its regulators. Recent market developments and bank failures significantly depleted the FDIC’s Deposit Insurance Fund and reduced the ratio of reserves to insured deposits. As a result of recent economic conditions and the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), banks are now assessed deposit insurance premiums based on the bank’s average consolidated total assets, and the FDIC has modified certain risk-based adjustments, which increase or decrease a bank’s overall assessment rate. This has resulted in increases to the deposit insurance assessment rates and thus raised deposit premiums for many insured depository institutions. If these increases are insufficient for the Deposit Insurance Fund to meet its funding requirements, further special assessments or increases in deposit insurance premiums may be required. We are generally unable to control the amount of premiums that we are required to pay for FDIC insurance. If there are additional bank or financial institution failures, we may be required to pay even higher FDIC premiums than the recently increased levels. Any future additional assessments, increases or required prepayments in FDIC insurance premiums could reduce our profitability, may limit our ability to pursue certain business opportunities or otherwise negatively impact our operations.

We may be adversely affected by the soundness of other financial institutions.

Financial services institutions are interrelated as a result of trading, clearing, counterparty, or other relationships. We have exposure to many different industries and counterparties, and routinely execute transactions with counterparties in the financial services industry, including commercial banks, brokers and dealers, investment banks, and other institutional clients. Many of these transactions expose us to credit risk in the event of a default by a counterparty or client. In addition, our credit risk may be exacerbated when the collateral held by the Bank cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the credit or derivative exposure due to the Bank. Any such losses could have a material adverse effect on our financial condition and results of operations.

REGULATORY AND LEGAL RISKS

We are subject to extensive regulation that could limit or restrict our activities and impose financial requirements or limitations on the conduct of our business, which limitations or restrictions could adversely affect our profitability.

As a bank holding company, we are primarily regulated by the Federal Reserve. The Bank is primarily regulated by the BFI. These regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of a financial institution, the classification of assets by a financial institution, and the adequacy of a financial institution’s allowance for loan losses. The Company periodically reviews its policies, procedures and limits, and undertakes reporting, to ensure all guidance is appropriate for the Bank’s current and planned operations and aligns with regulatory expectations. In this regard, regulatory authorities may impose particular requirements on the Bank, which could have a material adverse effect on our results of operations. Upon the direction of the Federal Reserve, the boards and management of the Company and the Bank are taking a more proactive role in strengthening and implementing the Bank’s risk management framework; improving the existing capital plan to ensure that it aligns with the Bank’s strategic plan; and enhancing liquidity risk management practices commensurate with the Bank’s liquidity profile and growth strategies. Any change in such regulation and regulatory oversight, whether in the form of regulatory policy, regulations, or legislation, could have a material impact on us and our operations. Further, our compliance with Federal Reserve and the BFI regulations is costly. Because our business is highly regulated, the applicable laws, rules and regulations are subject to regular modification and change. Laws, rules and regulations may be adopted in the future that could make compliance more difficult or expensive or otherwise adversely affect our business, financial condition or prospects. For instance, such changes may limit our growth and restrict certain of our activities, including payment of dividends, mergers and acquisitions, investments, loans and interest rates charged, interest rates paid on deposits and locations of offices. We are also subject to capital requirements by our regulators.

The laws and regulations, including the Dodd-Frank Act, applicable to the banking industry could change at any time, and these changes may adversely affect our business and profitability.

We are subject to extensive federal and state regulation. Because government regulation greatly affects the business and financial results of all commercial banks and bank holding companies, our cost of compliance could adversely affect our ability to operate profitably. The increased scope, complexity, and cost of corporate governance, reporting, and disclosure practices are proportionately higher for a company of our size and will affect our profitability more than that of some of our larger competitors. We expect to experience increasing compliance costs related to this supervision and regulation.

The Consumer Financial Protection Bureau (the “CFPB”) recently issued “ability-to-repay” and “qualified mortgage” rules that may have a negative impact on our loan origination process and foreclosure proceedings, which could adversely affect our business, operating results, and financial condition.

On January 10, 2013, the CFPB issued a final rule to implement the “qualified mortgage” provisions of the Dodd-Frank Act requiring mortgage lenders to consider consumers’ ability to repay home loans before extending them credit. The CFPB’s “qualified mortgage” rule, which became effective on January 10, 2014, describes certain minimum requirements for lenders making ability-to-repay determinations, but does not dictate that they follow particular underwriting models. Lenders will be presumed to have complied with the ability-to-repay rule if they issue “qualified mortgages,” which are generally defined as mortgage loans prohibiting or limiting certain risky features. Loans that do not meet the ability-to-repay standard can be challenged in court by borrowers who default and the absence of ability-to-repay status can be used against a lender in foreclosure proceedings. Any loans that we make outside of the “qualified mortgage” criteria could expose us to an increased risk of liability and reduce or delay our ability to foreclose on the underlying property. Any decreases in loan origination volume or increases in compliance and foreclosure costs caused by the rule could negatively affect our business, operating results and financial condition.

Compliance with the Dodd-Frank Act will increase our regulatory compliance burdens, and may increase our operating costs and may adversely impact our earnings or capital ratios, or both.

On July 21, 2010, President Obama signed the Dodd-Frank Act, which represented a significant overhaul of many aspects of the regulation of the financial services industry. Among other things, the Dodd-Frank Act created the CFPB, tightened capital standards, imposed clearing and margining requirements on many derivatives activities, and generally increased oversight and regulation of financial institutions and financial activities.

In addition to the self-implementing provisions of the statute, the Dodd-Frank Act calls for over 200 administrative rulemakings by numerous federal agencies to implement various parts of the legislation. While many rules have been finalized or issued in proposed form, additional rules have yet to be proposed. It is not possible at this time to predict when all such additional rules will be issued or finalized, and what the content of such rules will be. We will have to apply resources to ensure that we are in compliance with all applicable provisions of the Dodd-Frank Act and any implementing rules, which may increase our costs of operations and adversely impact our earnings or capital, or both.

The Dodd-Frank Act and any implementing rules that are ultimately issued could have adverse implications on the financial industry, the competitive environment, and our ability to conduct business.

Negative developments in the financial services industry and in the credit markets may adversely impact our operations and results.

Financial institution regulatory agencies have been very aggressive in responding to concerns and trends identified in examinations, including the expected issuance of many formal enforcement actions. Negative developments in the financial services industry and the impact of new legislation in response to those developments could negatively impact our operations by restricting our business operations, including our ability to originate or sell loans, and adversely impact our financial performance.

The short-term and long-term impact of the changing regulatory capital requirements and new capital rules is uncertain.

On July 2, 2013, the Federal Reserve Board, and shortly thereafter, the other federal bank regulatory agencies issued a final rule that will revise their risk-based capital requirements and the method for calculating risk-weighted assets to make them consistent with agreements that were reached by the Basel Committee on Banking Supervision and certain provisions of the Dodd-Frank Act. The final rule applies to all depository institutions, top-tier bank holding companies and top-tier savings and loan holding companies with total consolidated assets of $500 million or more. Among other things, the rule establishes a new common equity Tier 1 minimum capital requirement (4.5% of risk-

weighted assets), increases the minimum Tier 1 capital to risk-based assets requirement (from 4.0% to 6.0% of risk-weighted assets) and assigns a higher risk weight (150%) to exposures that are more than 90 days past due or are on nonaccrual status and to certain commercial real estate facilities that finance the acquisition, development or construction of real property. The final rule also requires unrealized gains and losses on certain “available-for-sale” securities holdings to be included for purposes of calculating regulatory capital requirements unless a one-time opt-in or opt-out is exercised. The Bank exercised this one-time opt-out. The rule limits a banking organization’s capital distributions and certain discretionary bonus payments if the banking organization does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets in addition to the amount necessary to meet its minimum risk-based capital requirements. The final rule became effective for the Bank on January 1, 2015. The capital conservation buffer requirement will be phased in beginning January 1, 2016 and ending January 1, 2019, when the full capital conservation buffer requirement will be effective.

Under the new capital standards, in order to be well-capitalized, the Bank would be required to have a common equity to tier 1 capital ratio of 6.5% and a tier 1 capital ratio of 8.0%. We have conducted a pro forma analysis of the application of these new capital requirements as of December 31, 2014 and have determined that the Bank meets all of these new requirements, including the full 2.5% capital conservation buffer, as if these new requirements had been in effect on that date.

The application of more stringent capital requirements for the Bank could, among other things, result in lower returns on invested capital, require the raising of additional capital, and result in regulatory actions if we were to be unable to comply with such requirements. Furthermore, the imposition of liquidity requirements in connection with the implementation of Basel III could result in our having to lengthen the term of our funding, restructure our business models, or increase our holdings of liquid assets, or all or any combination of the foregoing. Implementation of changes to asset risk weightings for risk based capital calculations, items included or deducted in calculating regulatory capital or additional capital conservation buffers, or both, could result in management modifying its business strategy, and could limit our ability to make distributions, including paying out dividends or buying back shares. Specifically, beginning in 2016, the Bank’s ability to pay dividends will be limited if the Bank does not have the capital conservation buffer required by the new capital rules, which may limit our ability to pay dividends to stockholders.

RISKS RELATED TO OUR STOCK

Our ability to pay cash dividends is limited, and we may be unable to pay future dividends even if we desire to do so.

The Company is a legal entity, separate and distinct from the Bank. The Company currently does not have any significant sources of revenue other than cash dividends paid to it by its subsidiaries. Both the Company and the Bank are subject to laws and regulations that limit the payment of cash dividends, including requirements to maintain capital at or above regulatory minimums. As a bank that is a member of the Federal Reserve System, the Bank must obtain prior written approval for any cash dividend if the total of all dividends declared in any calendar year would exceed the total of its net profits for that year combined with its retained net profits for the preceding two years.

Banking regulators have indicated that Virginia banking organizations should generally pay dividends only (1) from net undivided profits of the bank, after providing for all expenses, losses, interest and taxes accrued or due by the bank and (2) if the prospective rate of earnings retention appears consistent with the organization’s capital needs, asset quality and overall financial condition. In addition, the Federal Deposit Insurance Act (FDIA) prohibits insured depository institutions such as the Bank from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become undercapitalized as defined in the statute. Moreover, the Federal Reserve is authorized to determine under certain circumstances relating to the financial condition of a bank that the payment of dividends would be an unsafe and unsound practice and to prohibit payment thereof. The payment of dividends that deplete a bank’s capital base could be deemed to constitute such an unsafe and unsound banking practice. The Federal Reserve has indicated that banking organizations generally pay dividends only out of current operating earnings. The Bank may be prohibited under Virginia law from the payment of dividends if the Virginia Bureau of Financial Institutions determines that a limitation of dividends is in the public interest and is necessary to ensure the Bank’s financial soundness, and may also permit the payment of dividends not otherwise allowed by Virginia law.

The capital conservation buffer requirement will be phased in beginning January 1, 2016, at 0.625% of risk-weighted assets, increasing each year until fully implemented at 2.5% on January 1, 2019. The capital conservation buffer is designed to absorb losses during periods of economic stress. Banking institutions with a ratio of common equity Tier 1 to risk-weighted assets above the minimum but below the conservation buffer will face constraints on dividends, equity repurchases, and compensation based on the amount of the shortfall.

If the Bank is not permitted to pay cash dividends to the Company, it is unlikely that the Company would be able to pay cash dividends on our common stock. Moreover, holders of our common stock are entitled to receive dividends only when and if declared by our board of directors. Although we currently pay cash dividends on our common stock, we are not required to do so and our board of directors could reduce or eliminate the amount of our common stock dividends in the future.

A limited market exists for our common stock.

Our common stock commenced trading on The Nasdaq Capital Market on January 25, 2012 and trading volumes since that time have been relatively low as compared to other larger financial services companies. The limited trading market for our common stock may cause fluctuations in the market value of our common stock to be exaggerated, leading to price volatility in excess of that which would occur in a more active trading market. Accordingly, holders of our common stock may have difficulty selling our common stock at prices which holders find acceptable or which accurately reflect the value of the Company.

Future offerings of debt or other securities may adversely affect the market price of our stock.

In the future, we may attempt to increase our capital resources or, if our or the Bank’s capital ratios fall below the required minimums, we or the Bank could be forced to raise additional capital by making additional offerings of debt or preferred equity securities, including medium-term notes, trust preferred securities, senior or subordinated notes and preferred stock. Upon liquidation, holders of any debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution.

Virginia law and the provisions of our articles of incorporation and bylaws could deter or prevent takeover attempts by a potential purchaser of our common stock that would be willing to pay holders a premium for their shares of our common stock.

Our articles of incorporation and bylaws contain provisions that may be deemed to have the effect of discouraging or delaying uninvited attempts by third parties to gain control of us. These provisions include the division of our board of directors into classes with staggered terms, the ability of our board of directors to set the price, terms and rights of, and to issue, one or more series of our preferred stock and the ability of our board of directors, in evaluating a proposed business combination or other fundamental change transaction, to consider the effect of the business combination on us and our stockholders, employees, customers and the communities which we serve. Similarly, the Virginia Stock Corporation Act contains provisions designed to protect Virginia corporations and employees from the adverse effects of hostile corporate takeovers. These provisions reduce the possibility that a third party could affect a change in control without the support of our incumbent directors. These provisions may also strengthen the position of current management by restricting the ability of stockholders to change the composition of the board of directors, to affect its policies generally and to benefit from actions which are opposed by the current board of directors.

An investment in our common stock is not an insured deposit.

Our common stock is not a bank deposit and, therefore, is not insured against loss by the FDIC, any other deposit insurance fund or by any other public or private entity. An investment in our common stock is inherently risky for the reasons described in these “Risk Factors” and the Company’s filings with the SEC and is subject to the same market forces that affect the price of common stock in any company. As a result, if you acquire our common stock, you may lose some or all of your investment.

APPENDIX I

SUMMARY INSTRUCTION SHEET FOR PURCHASER

(to be read in conjunction with the entire Purchase Agreement which follows)

A. Complete the following items on the Purchase Agreement (Please sign two originals):

1. Signature Page:

(i)	Name of Purchaser (Individual or Institution)

(ii)	Name of Individual representing Purchaser (if an Institution)

(iii)	Title of Individual representing Purchaser (if an Institution)

(iv)	Signature of Individual Purchaser or Individual representing Purchaser

2. Appendix I – Securities Certificate Questionnaire/Registration Statement Questionnaire:

Provide the information requested by the Securities Certificate Questionnaire and the Registration Statement Questionnaire.

3. Return the properly completed and signed Purchase Agreement including the properly completed Appendix I to (initially by facsimile or email with original by overnight delivery):

Raymond James & Associates

Attention:

Email:

B. Instructions regarding the transfer of funds for the purchase of Shares will be sent by facsimile to the Purchaser by the Placement Agent.

C. Upon the resale of the Shares by the Purchasers after the Registration Statement covering the Shares is effective, as described in the Purchase Agreement, the Purchaser:

(i) must deliver a current prospectus of the Company to the buyer (prospectuses must be obtained from the Company at the Purchaser’s request); and

(ii) must send a letter in the form of Appendix II to the Company so that the Shares may be properly transferred.

BANK OF THE JAMES FINANCIAL GROUP, INC.

SECURITIES CERTIFICATE QUESTIONNAIRE

Pursuant to Section 3 of the Agreement, please provide us with the following information:

1.	The exact name that your Shares are to be registered in (this is the name that will appear on your stock certificate(s) (or book-entry transfer)). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser of the Shares and the Registered Holder listed in response to item 1 above:

3.	The mailing address of the Registered Holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:

BANK OF THE JAMES FINANCIAL GROUP, INC.

REGISTRATION STATEMENT QUESTIONNAIRE

In connection with the preparation of the Registration Statement, please provide us with the following information:

SECTION 1. Pursuant to the “Selling Shareholder” section of the Registration Statement, please state your or your organization’s name exactly as it should appear in the Registration Statement:

SECTION 2. Please provide the number of shares of Common Stock of the Company that you or your organization will own immediately after Closing, including those Shares purchased by you or your organization pursuant to this Purchase Agreement and those shares purchased by you or your organization through other transactions and provide the number of shares that you have or your organization has the right to acquire within 60 days of Closing:

SECTION 3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

             Yes              No

If yes, please indicate the nature of any such relationships below:

SECTION 4. Are you (i) a FINRA Member (see definition), (ii) a Controlling (see definition) shareholder of a FINRA Member, (iii) a Person Associated with a Member of the FINRA (see definition), or (iv) an Underwriter or a Related Person (see definition) with respect to the proposed offering; or (b) do you own any shares or other securities of any FINRA Member not purchased in the open market; or (c) have you made any outstanding subordinated loans to any FINRA Member?

Answer: [ ] Yes [ ] No If “yes,” please describe below:

FINRA Member. The term “FINRA Member” means either any broker or dealer admitted to membership in the Financial Industry Regulatory Authority (formerly, the National Association of Securities Dealers, Inc., “FINRA”). (FINRA Manual, By-laws of FINRA Regulation, Inc. Article I, Definitions)

Control. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. (Rule 405 under the Securities Act of 1933, as amended)

Person Associated with a member of the FINRA. The term “person associated with a member of the FINRA” means every sole proprietor, partner, officer, director, branch manager or executive representative of any FINRA Member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a FINRA Member, whether or not such person is registered or exempt from registration with the FINRA pursuant to its bylaws. (FINRA Manual, By-laws of FINRA Regulation, Inc. Article I, Definitions)

Underwriter or a Related Person. The term “underwriter or a related person” means, with respect to a proposed offering, underwriters, underwriters’ counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons. (FINRA Interpretation)

APPENDIX II

Attention:

PURCHASER’S CERTIFICATE OF SUBSEQUENT SALE

The undersigned, [an officer of, or other person duly authorized by]

                                                                                                                                                                         hereby certifies

                [fill in official name of individual or institution]

that he/she [said institution] is the Purchaser of the shares evidenced by the attached certificate (or book-entry transfer),

and as such, sold such shares on                                      in accordance with the terms of the

                                           [date]

Purchase Agreement and in accordance with Registration Statement

number                                                                                                                            or otherwise in accordance with

  [fill in the number of or otherwise identify Registration Statement]

the Securities Act of 1933, as amended, and, in the case of a transfer pursuant to the Registration

Statement, the requirement of delivering a current prospectus by the Company has been complied with in connection with such sale.

Print or Type:

Name of Purchaser (Individual or Institution):

Name of Individual representing Purchaser (if an Institution)

Title of Individual representing Purchaser (if an Institution):
Signature by:

Individual Purchaser or Individual repre- senting Purchaser: